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SPAC Alpha interview with Jonathan Wilk and Dr. Don Basile

December 16, 2021

Dan Dombroski:

Today, I'm joined by the co-CEO of Roman DBDR, Dr. Don Basile, as well as Jon Wilk, the CEO of CompoSecure. Thank you for taking the time to speak with me today.

Dr. Don Basile:

Thank you for having us.

Dan Dombroski:

Jon, is there anybody that stands out to you as having a meaningful impact on your career?

Jon Wilk:

Yeah, there have been certainly a few folks that have stood out in terms of leaders I've had the opportunity to work with. Most impactful, certainly would be Jamie Dimon from my time at JP Morgan Chase. We used to do business reviews with Jamie every couple months. That'll certainly put you through your tests as an executive, in terms of making sure you're thinking about issues the right way.

Dan Dombroski:

Is there anything about him that stands out to you, in particular?

Jon Wilk:

Just exceptionally detail oriented, would understand your business from top to bottom before you walked in the room. So we would send Jamie a deck of 120 pages, four or five days before the meeting. The expectation was he and everyone around that table had read your material and he would sit down and start with, I've read your deck, tell me what you want to talk about. What are the core issues in your business? And his depth and breadth of knowledge and insight was just exceptional.

Dan Dombroski:

Don, is there anybody that sticks out for you?

Dr. Don Basile:

For me, I was very fortunate to get to work for HF Gerry Lenfest, the cable billionaire, for over five years, on our board. And that was an amazing experience for me, working directly for Gerry. And he is such a kind great man. It's unfortunate, he passed just recently. Great philanthropist after that and then I was very fortunate at Stanford to have great advisors, like Dave Charton, and folks like that. And then in venture capital, Jim Berglund, of Founder Enterprise, Dixon Doll, founder DCMVC, are my mentors. And so between those three gentlemen, two of which are involved in our SPAC with us today, it's just been phenomenal for me to be so fortunate.

Dan Dombroski:

What was your initial impression of the crypto space when you first heard about it?

Dr. Don Basile:

Listen, I missed it. I remember meeting with the Winklevosses and they told me to buy Bitcoin, back probably around 2010 or 2011. I said, oh, okay, nice. And it wasn't really until 16 into 17 that I got involved in the space. I missed the first wave of crypto.

Dan Dombroski:

And what about for you, Jon?

Jon Wilk:

Yeah. For me, it's really been the last couple years, as we've seen the rise in cryptocurrency, the recent emergence of NFTs and just the broader digital asset ecosystem that is just really a compelling story in terms of the growth. And I think a lot of people question, is it here to stay? And I think this year and last year, are just emphatic about that in terms of where the market has evolved to. When Don and I started conversations about this space, there were 70 or 80 million crypto users across the world. The projection was in five years, that would grow to 200 million. It's done that in roughly five months. And when you see that kind of growth, it's exponential and it just offers limitless opportunities, I think for companies that can build the right solutions around that.

Dan Dombroski:

Can you tell me, what did your career look like before joining CompoSecure?

Jon Wilk:

So I spent a number of years inside of large banks, Bank of America and JP Morgan, managing multi billion businesses inside of those institutions, growing and scaling them over time. I spent a couple years in the private equity world, leading a turnaround of a software business, when I met the private equity sponsors and founders of CompoSecure about six years ago, and joined Compo. Company was about 80 million in revenue and we've grown the business to 265 million in revenue over that time. So it's been a really fun, exciting ride.

Dan Dombroski:

Now, what did that transition look like, for taking the reins in 2017?

Jon Wilk:

So when I met the founders, the important thing was that they found someone who they felt could grow and scale this business over the next five to 10 years, but who also shared, I think, a set of common values for how we treat our employees and the culture of the company that they wanted to create. And what I found when I got here was just great alignment with the founders on both business vision and values. So the agreement was after 12 to 18 months, the CEO would step back and hand the reins over. It never actually happens that way when you're dealing with a founder. In our case, it happened almost exactly at 12 months. So she was really comfortable with me and vice versa.

Dan Dombroski:

Don, could you tell me what you've created here with Dixon Doll, Jr.

Dr. Don Basile:

Yes. Roman's an extension of our 20 year plus partnership of investing in and building companies across Silicon Valley. I got to Silicon valley in the mid eighties at Stanford, finished my PhD there. So I've been involved in the industry for over three decades. The SPAC was an opportunity to really work with more mature companies and help them grow and expand. And we found, we think an amazing company in CompoSecure, a fantastic management team. And then within the company, we found an opportunity to go attack the digital asset space that the company was contemplating, but had not yet brought to the market. No one actually knew about it. And we saw in that, the ability to really build a foundational technology and security around digital assets with this company.

Dan Dombroski:

Can you tell me, what was your criteria? What were you looking for in a target from the onset?

Dr. Don Basile:

Yeah. Our criteria where one is the company actually in revenue and we preferred at the very minimum, 10 million per quarter, but preferably a 100 million revenue company. And we preferred a profitable company for the starting point. We have a lot of exposure to venture across the venture firms, family office investing. We're really looking for companies that were already in the process of growing and then could be taken from that level, to $1 billion+ revenue companies. And that's really what was our SPAC target. And of course, we wanted a company where technology differentiation was going to be meaningful and where we could bring our extensive network of people from engineering, to sales, to business development, to marketing, to that company and really help it grow faster, and that's what we look for.

Dan Dombroski:

Jon, can you tell me about what your business looks like today and what the opportunity looks like going forward?

Jon Wilk:

Sure. Thank you very much. We've got an existing business that will do 22 million metal cards this year, over 260 million in revenue, over 100 million in EBITDA, and we serve 100+ clients across the globe, including six of the top 10 issuers in the US market, with very long tenure of those relationships. In addition, we've got a patent portfolio that is more 30 issued patents that we think creates incredible competitive moats around our business. But we've got an even bigger opportunity leveraging some strengths in profitable hardware manufacturing, security, and cryptography with a three factor authentication product we call, Arculus. That product, we think, can deliver an incremental billion dollars in revenue over the next five years.

Dan Dombroski:

And how did you get here?

Jon Wilk:

So if you look at how we got here, our business started serving American Express with the development of the first metal payment card in the world, the Centurion card, and evolved with clients like JP Morgan and Capital One. But in addition to traditional banks, we've also served some of the leading co-brand names in the world: Amazon, Marriott, Delta, Whole Foods, as well as some of the leading FinTech and crypto names in the world, including crypto.com, N26, Revolut, Monzo, Curve, etc. And we've been able to evolve the business with a combination of product innovation and client growth, that helped us get to where we are today.

Dan Dombroski:

Now looking at the payment card segment, how much of that market do you have the capacity to service?

Jon Wilk:

So today, last year, as an example, we produced 20 million metal cards. There were 4 billion payment cards issued last year. So we produced essentially a half a percent of cards that were produced last year, which leaves enormous runway for the future, for us to continue to grow and scale this business. And of the metal cards that were produced last year, we estimate that we probably produced 80% of the metal cards in the market last year. So we've got high market share and just a very large total addressable market to attack.

Dan Dombroski:

Now, what does the other participants look like or what's the rest of the market look like?

Jon Wilk:

So we see competition and have competed for years with traditional plastic card manufacturers that also produce metal cards. Some of those same competitors are also partners of ours, and they resell our products in international markets where we don't have a sales force on the ground today. And our growth through some of those partners is actually quite high. So we’ve got a coopetition model, right? They're both competitor and partner and that model is working for us quite well right now.

Dan Dombroski:

So looking at the Arculus segment, could you walk me through what that rollout looks like?

Jon Wilk:

So we rolled out our consumer offering in October of this year, selling direct to consumers at getarculus.com. In addition to that, we've got the capability to white label, the product for any of the crypto exchanges that are out there, any FinTech company, whether they have crypto today, or not. Traditional banks, some of the gaming and gambling companies that we talked about. So, we've built the three-factor product. We've rolled it out to consumers. And we are just in process of rolling it out to B2B customers, where we can white label and integrate to their existing wallets and solutions.

Dan Dombroski:

Don, can you tell me, what is it that CompoSecure is doing differently, that is so attractive to you?

Dr. Don Basile:

We looked at this company during the SPAC process, a lot of great companies we got to interview, and it reminded me back of Apple, and Fusion IO, which is company I co-founded and ran, we were very fortunate to have a gentleman join us as my chief scientist, and that was Steve Wozniak, he co-founded Apple. And we were very fortunate to help build out the Apple iCloud. And so, that's 15 years ago, or so now that, that occurred. But, as Apple came out and built, they built around three pillars. Number one, highly scaled profitable manufacturing. And Jon has scaled profitable manufacturing. Two, is then they layered in the services layer, both of their own applications and of third party applications that then, serviced the industry. Think about the iCloud, think about the App Store, think about the different Apple applications.

Dr. Don Basile:

And we see that within this platform. So, Jon has a security platform, based upon this metal car technology, this payment technology, and on that technology, we can go ahead and layer into solutions that have solved the crypto industry, the gaming industry, the gambling industry, and we can do it at scale, and we can do it profitably at scale. And that's what really made this a tremendous business for us. It's a great business today, hundreds of millions revenue, profitability, but as we show in our projections, we think it's a billion dollar plus revenue business, in just a few years. And that's a great opportunity for us, as investors, and for other investors that come and join us.

Dan Dombroski:

And Don, what does your role look like going forward?

Dr. Don Basile:

So, I'll remain on the board going forward, of the company. So, looking forward to working with Jon and team, Jon's been kind enough to hire a double digit folks from our network in both engineering sales and so forth. So, we continue to provide additional candidates for him, to help scale his business and grow it out.

Dan Dombroski:

Jon, can you actually give a demo of Arculus working?

Jon Wilk:

Yeah, I'd be glad to, let me see if I can pull it up here for us.

Jon Wilk:

I'm going to show you how the app works and actually walk you through a sample transaction. So, remember, we're talking about a three-factor authentication solution. So, when I open the Arculus app, the first thing it's going to do a biometric check, which is the first factor of authentication. As I open it here, it does that biometric check, and this is my Arculus wallet. You'll see different currencies in here. I've got Ethereum and XRP, just using this for example purposes, but this is live on the main net. So, if I want to go into XRP as an example, I can go in, if I want to receive, that's my public address, you can use the QR code and scan that, or cut and paste and send the address, if you want to receive crypto. If I want to send crypto, I can go in, I can cut and paste an address. I can scan a QR code. It's actually easiest for me, for demo purposes, I'm just going to go into my last transfer and repeat it. And let's say, I just want to transfer $5 of XRP. When I hit send it is going to prompt me for a pin, which is my second factor of authentication. And it will also prompt me for my third factor, which is my Arculus card, which I will hold to the phone and it will digitally sign the crypto transaction. So, I'm going to hit send, I'm going to enter my pin, and then I'm going to hold my Arculus card to the back of my phone. And I have sent crypto from cold storage, to a different address on the blockchain, it's that easy.

Jon Wilk:

In addition to that, I've got the ability within the app, to go fiat to crypto. So, if I want to go US dollars to Ethereum in this case, or if I wanted to go Ethereum to Bitcoin, I could do that as well. And we've got partners that we work with to affect the fiat to crypto and crypto to crypto swaps. But, we have made it incredibly easy, in addition to more secure for consumers to interact from cold storage, certainly than the solutions that are out there today.

Dan Dombroski:

How difficult would it be to replicate the Arculus card?

Jon Wilk:

So, we've got intellectual property around NFC in metal cards. That is part of our patent portfolio. And we think an important barrier to entry for others. In addition to that, we have filed IP around the transaction flow and the unique nature of how we've approached solving this problem, that are with the patent office, filed not yet issued. So, we think it's actually quite hard and there are some important barriers to entry for others to do a solution like this. And for us, you carry the card in your wallet today, right? It's very natural to use this product for this activity, where the feedback we have, is that consumers don't want to carry a separate device, a separate dongle to do this, and the card form factor has worked exceptionally well for 50 years.

Dan Dombroski:

And what do your crypto offerings look like?

Jon Wilk:

So, today, we've got a list of currencies that you would've seen. Many of the major ones, as well as a lot of the ERC20 tokens, we will add a significant number of cryptocurrencies to round out the number in the future, as we continue to evolve our offering.

Dan Dombroski:

Now, what does the feedback look like, since you released this?

Jon Wilk:

The feedback has been incredibly positive. So, particularly from folks who have used traditional cold storage products and understand the ease of use and the security that we've brought together into the Arculus product. The excitement is quite high, both B2C, in my view, and B2B.

Dan Dombroski:

Could you discuss a little bit about the warranty and E-gaming segment?

Jon Wilk:

Sure. In the E-gaming space, you've got a couple challenges in that space. Call them opportunities, where the number of users in E-gaming is also exploding and that leads to in-game transactions, where people are buying stuff. Those things that they're buying, are essentially, NFTs, or non-fungible tokens. And so, you've got the need to both lock down security for login and making sure that you know who you're competing against. You also want to be able to secure the non-fungible tokens that exist within game communities. And that you're starting to see the desire to be able to move some of those assets across gaming communities.

Jon Wilk:

The third point is that a lot of gaming companies want to accept crypto and need a wallet and a security solution to be able to do it. And the fourth point, is there's a lot of fraud today in the in-game transactions and the ability to use an Arculus type solution, where those transactions can become card-present transactions, instead of card not present. Those are sort of the four drivers for how we see this playing out in the gaming space. On the insurance side for us, it's a market that is still very nascent, where there's not a lot of options, or any really for individual asset insurance against crypto holdings. And so, we believe over time, similar to a LifeLock model, where you could offer crypto asset insurance, as well as insurance against a physical product itself.

Dan Dombroski:

Now, what do you think that your competitors are actually doing better than you right now?

Jon Wilk:

So, look, I've got great respect for my competitors. They have deep relationships with many issuers across the globe, and they've got breadth of salesforce in places that we typically are not operating today. Like Russia and the Middle East and places like that. And so, that's an advantage for them. And to address that, we've developed a Co-opetition model, where they distribute our products in those markets and they can earn a nice return, and it gets us access to markets that we didn't have access to today.

Dan Dombroski:

Could you talk more in detail, about what it is that you're projecting, going out to 2025?

Jon Wilk:

Sure. So, think about the core business that we think can grow about 15% a year, maintain 40+% EBITDA margins, which just becomes an incredibly profitable, steady business, to be able to fund growth in some of the new areas that we're tackling. On the crypto and broader digital asset business we think that is a high growth business with a massive TAM, that we're attacking. We're starting in the crypto space with crypto cold storage and we're able to move that, or evolve that business into security and authentication more broadly for FinTech's, banks, gaming companies, and gambling companies. And it is all five of those opportunities across the new space that help us drive the growth that we think we can deliver over the next five years with a solution that is stronger in security, easier to use for consumers, and as Don mentioned, we have the ability to grow in scale like no other.

Dan Dombroski:

What does that roadmap actually look like for being able to deliver on these?

Jon Wilk:

For us, we've laid it out in our plan, somewhat sequentially, where we attack first the crypto space, and then evolve into gaming, and gambling, and beyond. As we look at it today, we're not waiting 24 months to start to look at additional verticals. We're having conversations across all of those verticals today because we think the capabilities are there to serve those markets early next year. And we think it'll look quite interesting as we're able to attack opportunities across each one of those, and determine where we can really drive the greatest returns, and the greatest growth in the business.

Dan Dombroski:

And what do you think is your biggest risk to being able to execute on any of these avenues?

Jon Wilk:

For us, right, we come from a business that has incredible expertise in B2B partnerships in scaling the B2B business. And we've learned over time how to create win-win situations with our partners. But Don and the Roman DBDR team bring to the table, just extensive experience in growing and scaling technology-based businesses over the last 20 to 30 years. In partnering together, we have a high value add situation where we've been able to significantly ramp up our B2B sales team, as well as our development team, and product teams to help support this business through the partnership. And we look at this SPAC transaction not as a blank check, but as a high value add partner between the Roman team and the Compo team, where their strengths complement our strengths, and together, it's a pretty powerful combination.

Dan Dombroski:

Looking at that 15% CAGR, could you break down what the opportunity looks like by segment?

Jon Wilk:

Sure. The 15% is growth that we believe we’ll generate in the core business. We think growth in the crypto and digital asset space is far higher than that. If you look at our projections in total, our growth rate would be significantly higher than that. You're looking at north of 50%, we think over the next five years. But in the core business, that 15% growth rate is driven by three factors. Continued domestic expansion of our business, international growth, and FinTech clients where we've seen an explosion of demand across those segments. It's really all three of those that build to help us drive the kind of growth that we're talking about.

Dan Dombroski:

What does your customer acquisition cost look like?

Jon Wilk:

We haven't disclosed customer acquisition cost. And particularly on the legacy side of our business, it's a B2B sale. For us, it's acquiring large customers like banks and FinTech's for various volumes of cards. And it's not thought about the same way you would look at a traditional CAC in a software model business. We've been able to maintain both growth and profitability as we've grown and scaled this business over the last five years.

Dan Dombroski:

You've spoken previously about your relationship with American Express and Chase. I think American Express is about 18 year relationship, and Chase is about 12 years. How do those contracts renew? Or what's the process for acquiring another relationship like that?

Jon Wilk:

Contracts could be anywhere from three to five years, typically for clients that large. And you'll go through RFP cycles where you're competing with others for that business. And we've got long term contracts in place with our largest clients that run through 2024, another three years, and 2023 as well. Two and three years on contracts for our largest clients. And we continually seek out new clients of size and scale across the globe, and we're seeing success with that, again, both domestically and internationally, and importantly, with the FinTechs where the growth has just been extraordinary.

Dan Dombroski:

Sure. I think the thing on everybody's mind is looking at the global supply chain, has that had any impact on your ability to deliver these metal cards?

Jon Wilk:

It's had a very modest impact on our business. As we looked at our Q4 numbers, our business will grow somewhere between 13% to 15% in Q4 of this year, somewhere between 35% to 40% year over year. And that growth would've been a little higher in the quarter if not for some modest supply chain issues that'll push delivery of some of those orders into Q1. At the same time, it's something we're monitoring closely, making sure we've got all the raw material inputs we need to serve our clients across the board, but it is certainly a critical topic for our business and many others as we head into 2022.

Dr. Don Basile:

I'll add to Jon's comment. The market knows they have a huge security risk today. They don't know what the solution is. Our challenge going forward to achieve the kinds of productions you want is to get the market to understand, primarily as Jon said, in the B2B relationship, that's in the interest of them as the issuer, or the supplier, to have their customers more secure. And for the customers also to say, "Listen I want to be more secure." We think that's what's going to occur. But to date, as you know, this industry does not have this level of security in it. It has two factor authentication, has password and text, which isn't secure. If we are able to achieve that, and obviously we believe that will be the case, then we have a tremendous opportunity to achieve great growth as a company, and since Jon managed the business so well, great profitability as well.

Dan Dombroski:

And do you see any path for future product offerings?

Jon Wilk:

Yeah, I think we look at a combination of additional verticals where we can attack with the existing product offering. While I highlighted five, there are additional verticals that come up in conversations almost every day, in terms of additional opportunities outside the five, things like healthcare and other places where security and authentication of the person and the service are critical. Beyond that, we've gotten here over time with innovation of product. That's how we arrived at this point with our metal payment card business evolving to a three factor authentication solution in security, and we will continue to innovate and evolve on the product side as well. At any given time, we may have 10 to 15 different things in the R&D pipeline that we think can provide exciting future opportunities.

Dan Dombroski:

How have your customer relationships sustained through COVID?

Jon Wilk:

I think our partnerships with our customers have gotten even stronger through COVID. While both sides, ours and theirs, were going through enormous stress on making sure that our people were safe and secure through these extraordinarily challenging times, we were there for our customers. We delivered cards, we stayed open as a critical business, and we were able to keep them supported through the most challenging of times. And I think from our customer side, that was well respected and appreciated. During that time, we actually have extended contracts with two of our larger customers with multi-year extensions. And we delivered growth through extraordinarily tough periods in the business. We're really proud of that. And we think serving our customers was at the core.

Dan Dombroski:

Now, how should investors determine whether you've successfully executed on your roadmap?

Jon Wilk:

As we look at the business, right, in its two parts, what we've said on the core business is we think that business can grow at 15% a year, and maintain margins over that time through domestic growth, international growth, and growing with FinTechs. We think that'll be pretty clear in terms of the numbers that we are disclosing quarter after quarter to be able to demonstrate our capability to do that. Just as a point of context though, in fourth quarter of this year, we've seen the recovery that we had predicted in credit card acquisitions, and that we think provides a tail wind to our business as we head into 2022, and we're operating nearly at the run rate we need to for the entirety of 2022 as we exit this year. So there's not a big ramp up we need on the core business. On the Arculus side of the business, we are just getting started. Consumer business launched. Our ability to support B2B customers is now available. As we've looked at next year, we believe we'll do more than 300,000 units in the market. But for us, that could be one or two successful B2B partnerships that could enable us to hit those kinds of numbers. Our goal is to far exceed those in terms of our ability to deliver in the market.

Dan Dombroski:

Can you tell me about your valuation?

Jon Wilk:

Sure. When you look at our valuation, a couple different ways to think about it. But if you look at the core business, the core business will deliver $120 million in EBITDA this year. Our valuation is $1.2 billion. So you can look at it backwards and say 10 times EBITDA on a trailing 12-month basis or nine times forward EBITDA. You can look at it on a revenue basis, roughly three to four times revenue. With that, you're getting the existing core business, highly profitable, growing, throwing off a ton of cash. You get essentially a call option on an investment in the digital asset ecosystem in the crypto space, that if we get it right should offer, in our view, venture-like returns for investors, where the multiples in that space are not multiples of EBITDA, but 15, 20, 30 times revenue are the kinds of valuations you're seeing in the crypto and security space. So we think this is an outstanding entry point for investors to get an existing business that is, in our view, extremely well-valued with the upside opportunity afforded by the Arculus product and our success there.

Dan Dombroski:

Don, do you have anything to add to that?

Dr. Don Basile:

Listen, it's an amazing entry point in the crypto space. Earlier in the year in the PIPE roadshow in the decks that are available online, as we mentioned earlier, there were maybe 50 to 80 million digital wallet users. The public data over 200 million by the end of September, a growth curve that I personally, this is not a company prediction, of $2 billion over the next 24 months moving into the space with the NFTs. You look at that opportunity, if we get even a small percentage of that, we have a very, very large user base. You look at the mathematics of the revenue models that are in this company, and you're generating a very large, highly-profitable revenue stream, which would be a very rare breed of company out there. So we think that this is a venture opportunity in a public company. We think that folks that want exposure to the crypto space should look at this company very seriously. It's a great security product. It already has partners on the credit side, partners like crypto.com and Gemini that use the metal cards for payment. And back to your earlier question, Daniel, there's the payment card today, and there's the Arculus wallet today, but you can envision those very easily merge together, where your credit card is also your crypto wallet, is your payment card or your debit card, and it's also your identity card. Jon alluded to this. With Fido-based integration, it can be your login identity, eliminating passwords for companies as well in applications that do or don't involve crypto. So you look at a very, very clear roadmap, and the company's already spoken about each one of these opportunities. These will all be available in the next year, calendar year, to our partners. If you think about those partners, both existing ones and new ones that we think should come on board, it makes sense for them to offer this to their customers. Each one of those customer base is in the millions to tens of millions of customers to, in the case of large bank, hundreds of millions of customers that even a small percentage adoption, your top 10% or 20% of your customers, produces revenue numbers and unit numbers that far exceed our projections. This is why we believe that the opportunity is so large and so early, but still so large for this company.

Dan Dombroski:

I want to give you both an opportunity to give any closing comments. Jon, can you lead us in?

Jon Wilk:

Sure. Thank you. First and foremost, we think this is a unique opportunity in the SPAC space. We've got the combination of an existing business that is able to deliver strong growth, strong profitability, and we're able to leverage those strengths from the existing business to help us enter new markets that include the crypto and broader digital asset ecosystem with our three-factor authentication solution. From a valuation standpoint, we don't see many assets in the SPAC space that are well-priced but offer this much upside. Ans we look forward to seeing additional investors that are looking to hold this stock for the long term.

Dan Dombroski:

All right, Don. Do you have anything to add to that?

Dr. Don Basile:

I'd echo Jon sentiments. This is a fantastic business. It's a high-margin business. Jon and this team are a world-class management team that has scaled this business over the last five years. But additionally, the opportunity in front of us may be, in my opinion, the greatest wealth creation in human history. We have trillions of dollars that have moved into this asset class already. Trillions more are expected to move into the asset class over just the next couple of years. Digital assets, whether they be cryptocurrencies, NFTs, other digital asset uses, and we think that this opportunity at this valuation access point is a tremendous opportunity for investors. We do hope some of those great investors come and join us here. Thank you so much.

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, swap and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a definitive proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of Roman DBDR seeking approval of the proposed merger. Before making any voting decision, investors and security holders of Roman DBDR are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: Marc P. Griffin, ICR for CompoSecure, 646-277-1290, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the definitive proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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